Exhibit 99.1

FOR IMMEDIATE RELEASE	NYSE American – REI

RING ENERGY ANNOUNCES AGREEMENT TO ACQUIRE STRONGHOLD’S PERMIAN BASIN ASSETS

~ Immediately Accretive Transaction Expected to Nearly Double Production, Reserves and Projected Free Cash Flow ~

The Woodlands, TX – July 5, 2022 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today announced it has entered into an agreement to acquire (the “Transaction”) the assets of privately-held Stronghold Energy II Operating, LLC and Stronghold Energy II Royalties, LP (collectively, “Stronghold”). Stronghold’s operations are located primarily in Crane County, Texas and focused on the development of approximately 37,000 net acres in the Permian Basin’s Central Basin Platform (“CBP”). Stronghold is majority owned by Warburg Pincus, LLC, a leading growth investor ("Warburg Pincus").

Consideration for the Transaction, subject to customary closing adjustments, consists of:

•	$200.0 million in cash at closing;

•	$15.0 million deferred cash payment due six months after closing;

•	$20.0 million of existing Stronghold hedge liability; and

•	$230.0 million in Ring equity based on a 20-day volume weighted average price (“VWAP”) of $3.60 per common share as of June 30, 2022, all of which will be issued to the owners of Stronghold.

The cash portion of the consideration will be funded primarily from borrowings under a fully committed revolving credit facility (the “Credit Facility”) to be underwritten by Truist Securities, Citizens Bank, N.A., KeyBanc Capital Markets and Mizuho Securities. The borrowing base of the Company’s $1.0 billion Credit Facility will be increased from $350.0 million to $600.0 million upon closing of the Transaction. The equity component of the consideration will be approximately 21.3 million shares of Ring’s common stock based on a 20-day VWAP of $3.60 per share as of June 30, 2022, and 153,176 shares of new Series A convertible preferred stock that will be automatically converted to common stock upon stockholder approval of the conversion into approximately 42.5 million shares of common stock at the equivalent price of $3.60 per common share. The effective date of the Transaction is June 1, 2022 and closing is anticipated in the third quarter of 2022.

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TRANSACTION HIGHLIGHTS

•	Expected to substantially enhance financial position by increasing free cash flow (“FCF”)(1) generation and lowering operating costs

o	Proven, high-quality asset base with substantial, capital efficient and low break-even-cost inventory is expected to be immediately accretive to the following metrics:

▪	Cash flow per share;

▪	FCF per share(1);

▪	FCF yield(1);

▪	Net production per share(1);

▪	Net proved reserves per share(1); and

▪	Return on capital employed (“ROCE”).

o	High quality, high margin CBP assets are expected to immediately lower the following metrics(1):

▪	Lease operating costs (“LOE”) per barrel of oil equivalent (“Boe”);

▪	Gathering, processing and transportation (“GP&T”) per Boe; and

▪	General and administrative (“G&A”) expense per Boe.

•	Expected to strengthen balance sheet and accelerate ability to pay down debt

o	Expected to lower 2022 year-end leverage ratio(2) on a combined basis of below 1.5 times versus previous target of below 2.0 times for Ring on a standalone basis;

o	Accretive FCF generation expected to accelerate debt repayment;

o	Ability to optimize future capital spending program potentially enhances FCF generation and debt repayment even further; and

o	Positions Company for future potential transactions or other stockholder return-of-capital opportunities.

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•	Expected to enhance size and scale

o	Expected to increase Ring’s estimated Q4 2022 sales volumes(3) by nearly 100% from the midpoint of the Company’s current Q2 2022 guidance;

o	Anticipated Q4 2022 Adjusted EBITDA(1)(3) expected to grow from the current consensus by more than 80%;

o	Expected to increase proved reserves by over 80%(3), including proved developed reserves by approximately 90%; and

o	Expected to grow operating footprint 56% to more than 100,000 net acres.

•	Expected to materially grow inventory of high rate-of-return projects

o	Over 200 low-cost and low-risk drilling locations;

o	More than 200 identified low cost, high rate-of-return recompletions in target rich, stacked pay areas;

o	Over 100 low-cost, low-risk step out locations; and

o	Additional potential opportunities with contingent resource and exploration locations being evaluated.

•	Q4 2022 estimated pro forma Company metrics(3)

o	18,000 - 19,000 barrels of oil equivalent per day (“Boepd”) (~70% oil, 81% liquids);

o	$82 - $86 million Adjusted EBITDA; and

o	$50 - $54 million capital expenditures.

•	Highly aligned management team sharing a common vision for success

o	Proven track record of execution and strong returns; and

o	Continued commitment to ESG with focus on best practices and sustainability.

STRONGHOLD ASSET HIGHLIGHTS

•	High-quality, conventional, Proved Developed Producing (“PDP”) asset base with high margins and low decline rates

o	Consists of approximately 37,000 net acres (31,000 leasehold and 6,000 mineral) that are approximately 99% operated, 99% working interest, and 99% held by production;

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o	High margin net ownership with approximately 88% oil net revenue interest and 96% natural gas net revenue interest primarily for all depths;

o	Strong current net production of approximately 9,100 Boepd (54% oil, 75% liquids)(4); and

o	Expected to add long-life Proved Developed (“PD”) reserves of 41.2 million barrels of oil equivalent (“MMBoe”) and $719 million PV-10(1)(5), including PDP reserves of 24.8 MMBoe and $481 million PV-10.

•	Premium de-risked inventory in most active county in the CBP

o	Expected to increase inventory by approximately 500 new vertical drilling and recompletion locations with short-cycle times and high rates of return; and

o	Ongoing activity in Crane County and around Stronghold’s position reinforces future inventory additions and development opportunities.

•	Attractive current cash flow profile

o	Projected asset level Adjusted EBITDA of approximately $36 to $38 million for Q4 2022(3); and

o	Low breakeven drilling economics of approximately $20 to $25 per barrel of oil(3) and LOE of approximately $8.25 to $8.75 per Boe(3).

•	Significant asset development flexibility and upside potential

o	Opportunity for further development in prolific stacked pay formations including waterflood potential; and

o	Material operational improvements, synergies and efficiencies available for Ring given established operations in the area(6).

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “We are excited to announce the agreement to acquire Stronghold’s conventional asset base, which we expect will further diversify our commodity mix and provide increased optionality on multiple fronts upon closing. The Transaction truly complements our existing footprint of conventional-focused Central Basin Platform and Northwest Shelf asset positions in the Permian Basin. We intend to leverage our extensive expertise in applying the newest unconventional and conventional technologies to optimally develop Stronghold’s deep inventory of investment opportunities. We believe the Transaction will provide for a material increase in our size and scale, and more importantly, will be immediately accretive across all of the key operational and financial metrics for Ring’s existing stockholders. On closing, we expect to nearly double our production, reserves and forecasted free cash flow with assets that we know well. We also expect to capture meaningful synergies from this acquisition.

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“Once we complete the Transaction, we will have materially increased our inventory of high rate-of-return drilling, recompletion and workover projects, and fully expect to increase our activity across our expanded footprint. The combination of lower operating costs and a substantially expanded inventory of high-margin, capital efficient development opportunities is expected to increase free cash flow and our ability to rapidly pay down debt. This will allow us to expand even further through potential acquisitions or enhance stockholder returns through other potential return of capital opportunities.”

OWNERSHIP, GOVERNANCE & LEADERSHIP

Following the closing of the Transaction, Stronghold’s owners will own approximately 34% of Ring and become its largest stockholder. The closing of the Transaction is subject to customary closing requirements, including satisfactory review of title and environmental conditions.

The Transaction was approved by a unanimous vote of Ring’s Board of Directors (the “Board”). Following the closing of the Transaction, the Board will be expanded from seven to nine directors to include two members proposed by Warburg Pincus. Ring’s current senior management team will continue to lead the pro forma Company.

CONFERENCE CALL & PRESENTATION

Ring will hold a conference call today Tuesday, July 5, 2022 at 11:00 AM ET to discuss the Transaction in more detail. A related investor presentation will be posted to the Company’s website prior to the conference call.

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To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

Further details of the Transaction will be set forth in the Company’s Current Report on Form 8-Ka, which will be filed by Ring with the Securities and Exchange Commission (“SEC”) and available for viewing under Ring’s profile at www.sec.gov or under the “Investors” section of Ring’s website.

ADVISORS

Raymond James and Truist Securities acted as financial advisors to Ring, and Piper Sandler & Co. acted as financial advisor to Stronghold. Mizuho Securities provided a fairness opinion to Ring’s Board. Jones & Keller, P.C. provided legal counsel to Ring and Kirkland & Ellis LLP provided legal counsel to Stronghold.

ABOUT RING ENERGY, INC.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the conventional development of its Permian Basin assets in West Texas and New Mexico. For additional information, please visit www.ringenergy.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, the risk that the Transaction may not close due to unforeseen circumstances and issues that may be discovered in Ring’s review of the assets, the inability of Ring’s lenders or Ring to complete the expected amendment to Ring’s revolving credit facility, failure to achieve the expected benefits of the Stronghold acquisition to Ring and its stockholders, the anticipated completion of the acquisition or the timing thereof may not meet management’s anticipated timing, the expected future reserves, production financial position, business strategy, revenues, earnings, costs levels of the combined company may not be in line with management’s expectations , and plans and objectives of management for future operations may be materially different than planned. In addition, the ability to complete the Stronghold acquisition on the anticipated terms and timetable may not materialize and the ability to integrate the operations of the combined entities successfully after the Stronghold acquisition and achieve anticipated benefits from it may not occur in line with expectations of Ring management. In addition, it is possible that various closing conditions for the Stronghold acquisition may not be satisfied or waived, and there are risks related to any unforeseen liabilities of Ring or Stronghold, risks related to the amounts of debt levels in periodic redeterminations of the borrowing base under Ring’s credit agreement and risks involved in amending the Ring credit agreement to increase the borrowing base in order to complete the Stronghold acquisition. These statements are also subject to certain risks and uncertainties that are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

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NON-GAAP INFORMATION

Certain financial information utilized by the Company are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”).

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion and share-based compensation. Company management believes this presentation is relevant and useful because it helps investors understand the Company’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as the Company calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

The Company defines Free Cash Flow as Adjusted EBITDA (defined above) less net interest expense (excluding amortization of deferred financing cost), capital expenditures and proceeds from divestiture of oil and natural gas properties. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) and equipment, furniture and fixtures, but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company’s capital expenditures guidance provided to investors. Company management believes that Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of its current operating activities after the impact of accrued capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. There is no commonly accepted definition Free Cash Flow within the industry. Accordingly, Free Cash Flow, as defined and calculated by the Company, may not be comparable to Free Cash Flow or other similarly named non-GAAP measures reported by other companies. While the Company includes net interest expense in the calculation of Free Cash Flow, other mandatory debt service requirements of future payments of principal at maturity (if such debt is not refinanced) are excluded from the calculation of Free Cash Flow. These and other non-discretionary expenditures that are not deducted from Free Cash Flow would reduce cash available for other uses.

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PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION

In connection with the proposed transaction, Ring will file with the SEC a proxy statement that will include important information about both Ring and Stronghold. Ring also plans to file other relevant documents with the SEC regarding the proposed transaction. Investors and security holders are urged to carefully read the proxy statement and other relevant documents Ring files with the SEC when they become available because they will contain important information about Ring and the proposed transaction. Investors and security holders may obtain these documents when available free of charge at the SEC‘s website at www.sec.gov. In addition, documents filed with the SEC by Ring can be obtained free of charge from Ring’s website at www.ringenergy.com or by contacting the Company by mail at 1725 Hughes Landing Boulevard, Suite 900, The Woodlands, Texas 77380, or by telephone at 281-397-3699.

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PARTICIPANTS IN SOLICITATION

Ring and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Ring with respect to the proposed transaction. Information regarding the persons who may, under rules of the SEC, be considered participants in the solicitation of the stockholders of Ring in connection with the proposed transaction, including the interests of such persons in the proposed transaction, will be set forth in the definitive proxy statement of Ring when it is filed with the SEC. You can find information regarding the directors and the executive officers of Ring in its definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 28, 2022.

This release shall not constitute an offer to sell or the solicitation of any offer to buy securities, nor shall there be any sale of securities in any a jurisdiction and which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONTACT INFORMATION

Al Petrie Advisors

Al Petrie, Senior Partner

Phone: 281-975-2146

Email: apetrie@ringenergy.com

FOOTNOTES

(1)	Represents a non-GAAP financial measure that should not be considered a substitute for any GAAP measure. See section in this release titled “Non-GAAP Information” for a more detailed discussion.

(2)	Defined as total debt divided by trailing twelve months (“TTM”) Adjusted EBITDA.

(3)	Based on NYMEX strip pricing as of June 21, 2022. Expected impact on Ring’s guidance is dependent upon the timing of closing, anticipated capital spending levels, and market conditions. Updated guidance will be provided after closing.

(4)	Net daily production for June 2022.

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(5)	Proved reserves determined by CGA mid-year 2022 based on NYMEX strip pricing as of June 21, 2022. PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes.

(6)	Based on Ring management estimates as of June 30, 2022 and NYMEX strip pricing as of June 21, 2022.

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